UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2010

BUCKEYE TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	33-60032	62-1518973
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 28, 2010, Buckeye Technologies Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission reporting that the Company, on October 22, 2010, had entered into a Second Amended and Restated Credit Agreement among the Company, the Subsidiary Guarantors named therein, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, and Citizens Bank of Pennsylvania as Syndication Agent, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager and J.P. Morgan Securities LLC, and Regions Capital Markets, A Division of Regions Bank as Joint Lead Arrangers (the “Second Amended and Restated Credit Agreement”).  The Original Form 8-K included as Exhibit 99.1 the Second Amended and Restated Credit Agreement.  The Original Form 8-K, however, omitted the schedules and exhibits to the Second Amended and Restated Credit Agreement.  The Company is filing this Amendment to Current Report on Form 8-K/A for the sole purpose of adding the schedules and exhibits to the Second Amended and Restated Credit Agreement. In all other respects, the Original Form 8-K remains the same, and this Amendment does not modify or update any other information the Original Form 8-K, which is incorporated herein by this reference.

SECTION 9.     FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 21, 2011	BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated October 22, 2010 (including all schedules and exhibits)

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.